UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2014

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2014, Neenah Paper, Inc. (the “Company”) amended and restated its existing credit facility by entering into a Third Amended and Restated Credit Agreement, dated as of December 18, 2014 (the “Third Amended Credit Agreement”) by and among the Company and certain of its domestic subsidiaries as the “Domestic Borrowers”, Neenah Services GmbH & Co. KG (“Neenah Services”) and certain of its German subsidiaries as the “German Borrowers”, certain other subsidiaries as the “German Guarantors”, the financial institutions signatory to the Third Amended Credit Agreement as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders.

The Third Amended Credit Agreement, among other things: (1) increases the maximum principal amount of the existing credit facility for the Domestic Borrowers to $125,000,000 (the “U.S. Revolving Credit Facility”); (2) establishes a secured, multicurrency, revolving credit facility for the German Borrowers in the maximum principal amount of $75,000,000 (the “German Revolving Credit Facility,” and together with the U.S. Revolving Credit Facility, the “Credit Facilities”); (3) causes the Company and the other Domestic Borrowers to guarantee, among other things, the obligations of the German Borrowers arising under the German Revolving Credit Facility; (4) provides for the Credit Facilities to mature on December 18, 2019; and (5) provides for an accordion feature permitting one or more increases in the Credit Facilities in an aggregate principal amount not exceeding $50,000,000, such that the aggregate commitments under the Credit Facilities do not exceed $250,000,000.  In addition, the Domestic Borrowers may request letters of credit under the U.S. Revolving Credit Facility in an aggregate face amount not to exceed $20,000,000 at any time outstanding, and the German Borrowers may request letters of credit under the German Revolving Credit Facility in an aggregate face amount not to exceed $2,000,000 at any time outstanding.

Proceeds of borrowings under the Credit Facilities may be used to finance working capital needs, permitted acquisitions, permitted investments (including certain intercompany loans), certain dividends, distributions and other restricted payments, and for other general corporate purposes.

The right of the Domestic Borrowers to borrow and obtain letters of credit under the U.S. Revolving Credit Facility is subject to, among other things, the borrowing base of the Domestic Borrowers on a consolidated basis (the “Domestic Borrowing Base”).  The right of the German Borrowers to borrow and obtain letters of credit under the German Revolving Credit Facility is similarly subject to a borrowing base requirement (the “German Borrowing Base”).  The German Borrowing Base is initially determined on a combined basis for all German Borrowers.  Under certain circumstances (including the occurrence of an event of default resulting from an act or omission of any German Borrower or German Guarantor), the Administrative Agent may require the German Borrowing Base to be determined separately for each of the German Borrowers.  At its option the Company may, from time to time, allocate a portion of the Domestic Borrowing Base to the German Borrowing Base (resulting in a corresponding reduction of the Domestic Borrowing Base); however, the principal amount of borrowings and the outstanding letter of credit exposure under the German Revolving Credit Facility may not at any time exceed the German Revolving Credit Facility commitment amount then in effect.

Under the terms of the Third Amended Credit Agreement, borrowing under the U.S. Revolving Credit Facility will bear interest at either (1) a prime rate-based index plus an applicable margin ranging from 0.00% to 0.50% (decreased from the prior range of 0.25% to 0.75%), (2) federal funds rate plus 50 basis points plus an applicable margin ranging from 0.00% to 0.50%, or (3) LIBOR (which cannot be less than zero percent) plus 100 basis points plus an applicable margin ranging from 1.50% to 2.00% (decreased from the prior range of 1.75% to 2.25%), depending on the amount of availability under the Third Amended Credit Agreement.  Borrowing under the German Revolving Credit Facility will bear interest at LIBOR (which cannot be less than zero percent) plus an applicable margin ranging from 1.50% to 2.00%, depending on the amount of availability under the Third Amended Credit Agreement.  Until the tenth business day after delivery of the Company’s borrowing base compliance certificate for the month ending June 30, 2015, the applicable margin on borrowings will be 0.25% for prime rate-based borrowings, and 1.75% for LIBOR-based borrowings.  The Company is also required to pay a monthly commitment fee on the unused amounts available under the Credit Facilities at a per annum rate of 0.25%.

The guarantees of the German Guarantors are limited solely to the German Revolving Credit Facility obligations.  Under the terms of the Third Amended Credit Agreement and related loan documentation, neither the German Borrowers nor the German Guarantors (collectively, the “German Loan Parties”) will be liable for any obligations relating to the U.S. Revolving Credit Facility. The Credit Facilities are secured by liens on all or substantially all of the assets of the Domestic Borrowers.  The German Revolving Credit Facility is secured by liens on all or substantially all of the assets of the German Borrowers and certain assets of the German Guarantors.  Any liens granted by the German Loan Parties secure only the German Revolving Credit Facility obligations.

The Third Amended Credit Agreement contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and certain other terms of the Third Amended Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA and foreign pension violations, the incurrence of material judgments and changes in control.

The Third Amended Credit Agreement contains covenants with which the Company and its subsidiaries must comply during the term of the agreement, which the Company believes are ordinary and standard for agreements of this nature.  Among other things, such covenants restrict the ability of the Company and its subsidiaries to incur certain debt, incur or create certain liens, make specified restricted payments, authorize or issue capital stock, enter into transactions with their affiliates, consolidate, merge with or acquire another business, sell certain of their assets, or dissolve or wind up.  In addition, if the aggregate availability under the Credit Facilities is less than the greater of (i) $25,000,000 and (ii) 12.5% of the maximum aggregate commitments under the Credit Facilities as then in effect, the Company will be subject to increased reporting obligations and controls until such time the availability is more than the greater of (a) $35,000,000 and (b) 17.5% of the maximum aggregate commitments under the Credit Facilities as then in effect.

If aggregate availability under the Credit Facilities is less than the greater of (i) $20,000,000 and (ii) 10% of the maximum aggregate commitments under the Credit Facilities as then in effect, the Company is required to comply with a fixed charge coverage ratio (as defined in the Third Amended Credit Agreement) of not less than 1.1 to 1.0 for the preceding four-quarter period, tested as of the end of each quarter.  Such compliance, once required, would no longer be necessary once (x) aggregate availability under the Credit Facilities exceeds the greater of (i) 17.5% of the aggregate commitment for the Credit Facilities and (ii) $35,000,000 for 60 consecutive days and (y) no default or event of default has occurred and is continuing during such 60- day period.  As of December 18, 2014, aggregate availability under the Credit Facilities exceeded the minimum required amount, and the Company is not required to comply with such fixed charge coverage ratio.

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Subject to certain conditions (including the absence of a default or event of default under the Third Amended Credit Agreement), the Third Amended Credit Agreement permits the Company the make up to $10,000,000 in cash repurchases of its outstanding common stock during each fiscal year, beginning in 2015, and to pay up to $25,000,000 in cash dividends to its stockholders during any period of 12 consecutive months; however, such stock repurchases can be made, and such cash dividends can be paid, on an unlimited basis if pro forma aggregate availability under the Credit Facilities is greater than or equal to the greater of (i) $25,000,000 and (ii) 12.5% of the aggregate commitment under the Credit Facilities, at all times during the 60-day period ending on the date of such repurchase or dividend payment.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above, which is incorporated herein by reference, for a discussion of the creation of a direct financial obligation under the Credit Facilities.

Cautionary Note Regarding Forward-Looking Statements

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time.  Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA.  Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) changes in prices for pulp, energy, latex and other raw materials, (ii) worldwide economic conditions, (iii) U.S. dollar/Euro and other exchange rates, (iv) significant capital and credit market volatility, (v) the availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings.  These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: December 22, 2014	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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